UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 30, 2021

LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware			001-33072	20-3562868
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Presidents Street,	Reston,	Virginia		20190
(Address of principal executive office)				(Zip Code)

 (571) 526-6000
(Registrants' telephone number, including area code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $.0001 per share	LDOS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 30, 2021, Leidos Holdings, Inc. (the “Company”) announced that James C. Reagan will be leaving his role as Chief Financial Officer of the Company effective July 5, 2021 (the “Effective Date”). As part of his planned retirement from the Company, Mr. Reagan will continue serving in an advisory capacity through the end of 2021. In connection with his advisory role, the Company entered into a Consulting Employee Agreement with Mr. Reagan, dated May 3, 2021 and effective at the Effective Date (the “Agreement”). Pursuant to the Agreement, Mr. Reagan will receive $317.31 per hour in consideration for consulting services, with working hours not to exceed 1,860 hours in any 12-month period. In addition, the Agreement provides certain benefits to Mr. Reagan, including continued eligibility for medical insurance and continued participation in the Leidos Retirement Plan.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.

On April 30, 2021, the Board of Directors of the Company appointed Christopher R. Cage as Chief Financial Officer, effective July 5, 2021. Mr. Cage, age 49, has held various positions of increasing responsibility throughout his 22-year tenure with the Company, including, most recently, as Senior Vice President, Chief Accounting Officer and Corporate Controller since June 2019. Mr. Cage also served as Senior Vice President, Chief Financial Officer of the Company’s previous Health & Engineering division, Senior Vice President, Operations Finance, and Director of Financial Planning & Analysis. Mr. Cage received his Master of Business Administration and Bachelor of Science degrees from San Diego State University. In connection with Mr. Cage’s appointment as Chief Financial Officer, he will receive on August 6, 2021 a one-time award comprised of 50% performance shares, 30% performance restricted stock units and 20% stock options under the Company’s 2017 Omnibus Incentive Plan (the “2017 Plan”) with a Fair Market Value (as defined in the 2017 Plan) on the date of grant of $758,000.

On April 30, 2021, the Board of Directors of the Company appointed Carly Kimball as Senior Vice President, Chief Accounting Officer and Corporate Controller, effective July 5, 2021. Ms. Kimball, age 45, has served as Vice President, Assistant Corporate Controller of the Company since March 2021. Prior to joining the Company, Ms. Kimball was Chief Financial Officer at CACI Products Company Inc. from March 2020 to February 2021, where she was responsible for overseeing financial, treasury and accounting matters. Previously, Ms. Kimball was an Assurance Senior Manager at Ernst & Young LLP from January 2014 to February 2020, where she advised a variety of public and private companies, including large government contractors, on complex accounting, auditing and financial reporting matters. Ms. Kimball received her Bachelor of Science degree from San Diego State University.

The Company’s press release announcing Mr. Reagan’s retirement and Mr. Cage’s and Ms. Kimball’s appointments is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Consulting Employee Agreement, dated May 3, 2021, between the Company and James C. Reagan
Exhibit 99.1	Press Release dated May 4, 2021 issued by Leidos Holdings, Inc.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL and contained in Exhibit 101.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEIDOS HOLDINGS, INC.

Date:	May 4, 2021	By:	/s/ Benjamin A. Winter
Benjamin A. Winter
		Its:	Senior Vice President and Corporate Secretary